Exhibit 99.1

Brain Scientific Announces New VP of Strategy and Business Development

NEW YORK, November 3, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, today announced the appointment of Amy Griffith as Vice President of Strategy and Business Development. Griffith will lead the development of strategic and tactical initiatives, as well as new sales strategies for Brain Scientific.

Griffith is a seasoned professional and an innovative sales expert with years of experience in the medical and healthcare industries. Her expertise includes strategic planning and relationship building, market expansion, contract negotiation, competitive intelligence, among others. Previously, Griffith has held senior positions at technology companies and has worked with numerous start-ups on creating and implementing strategic sales programs. At Glaxosmithkline, she promoted a product portfolio to over 400 psychiatrists, neurologists, internists, OB/GYN, and family practice physicians.

“We are excited to have Amy on our team now. She has been consistently awarded for goal-exceeding performance throughout her extensive career. Ms. Griffith has an exceptional knowledge of the neurology market and has the expertise to implement sales processes that drive revenue and enhance market share,” said Boris Goldstein, Chairman, Brain Scientific, Inc.

Brain Scientific offers advanced EEG solutions for the neurology market. Its recently launched Next Gen NeuroCap™, a next-generation hospital-grade disposable EEG headset with 22 electrodes and 19 active EEG channels. The next-generation NeuroCap™ is easy to use and is compatible with other EEG amplifiers.

With many hospitalized patients infected with COVID-19 displaying neurological symptoms, the NeuroCap would prove to be a valuable device by offering fast testing with limited contact between technicians and patients.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.